UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2024

Newbury Street Acquisition Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40251	85-3985188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 High Street, Floor 3 Boston, MA	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 893-3057

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one-half of one redeemable warrant	NBSTU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	NBST	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock for $11.50	NBSTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure contained in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Special Meeting

On March 20, 2024, Newbury Street Acquisition Corporation (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to approve the Extension Proposal and the Adjournment Proposal, each as defined below and more fully described in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on February 27, 2024 (the “Proxy Statement”). An aggregate of 4,824,646 shares of the Company’s common stock, or approximately 82.4% of the outstanding shares of common stock entitled to vote as of the record date of February 22, 2024, were represented in person or by proxy at the Special Meeting.

The following is a brief description of the final voting results for each of the proposals submitted to a vote at the Special Meeting:

Proposal 1 – The Extension Proposal

Stockholders approved the proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to extend the date by which the Company must (1) consummate a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination (an “initial business combination”), (2) cease all operations except for the purpose of winding up if it fails to complete such initial business combination, and (3) redeem all of the shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) included as part of the units sold in the Company’s initial public offering (the “Public Shares”) from March 25, 2024 to September 25, 2024 (the “Extension Proposal”).

The final voting results for the Extension Proposal were as follows:

Votes For	Votes Against	Abstentions
4,786,330	38,316	0

Proposal 2 – The Adjournment Proposal

Stockholders approved an adjournment of the Special Meeting to a later date or dates, if necessary or convenient, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Proposal (the “Adjournment Proposal”). An adjournment of the Special Meeting was not necessary.

The final voting results for the Adjournment Proposal were as follows:

Votes For	Votes Against	Abstentions
4,786,325	38,316	5

There were no broker non-votes in connection with the Extension Proposal and Adjournment Proposal.

Charter Amendment

On March 20, 2024, the Company filed an amendment to its Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Charter Amendment”) to extend the date by which the Company has to consummate a business combination to from March 25, 2024 to September 25, 2024.

The foregoing description of the Charter Amendment is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Redemptions and Contribution

In connection with approval of the Extension Proposal, the holders of 908,496 shares of common stock of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.66 per share, for an aggregate redemption amount of approximately $9,684,567.36. As a result, approximately $9,684,567.36 will be removed from the Company’s trust account to pay such holders. Following redemptions, the Company will have 1,131,074 Public Shares.

Also in connection with the approval of the Extension Proposal, Infinite Reality, Inc. (“Infinite Reality”) agreed to contribute to the Company the lesser of (i) $50,000 per month or (b) $0.03 for each Public Share on a monthly basis that is not redeemed in connection with the Extension Amendment for the Extension (commencing on March 23, 2024 and on the 23rd day of each subsequent month) until September 25, 2024 (each, an “Extension Period”), or portion thereof, that is needed to complete an initial business combination, which amount will be deposited into the trust account.

The foregoing description is qualified in its entirety by reference to the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on February 27, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Newbury Street Acquisition Corporation, dated March 20, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2024

Newbury Street Acquisition Corporation

By:	/s/ Thomas Bushey
Thomas Bushey
Chief Executive Officer

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